UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 28, 2011

PEGASI ENERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 N. Broadway, Suite 204, Tyler, Texas 75702
(Address of principal executive offices)

Registrant’s telephone number, including area code: (903) 595-4139

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.02.      Unregistered Sales of Equity Securities.

 On July 28, 2011, Pegasi Energy Resources Corporation, a Nevada corporation (the “Company”), sold in a private placement a total of 5,388,900 Units (the “Units”), each Unit consisting of  two (2) shares of common stock, $0.001 par value (the “Common Stock”)  and a three-year warrant to purchase one (1) share of common stock at an exercise price of $0.60 per share (the “Warrants”), for an aggregate purchase price of $5,388,900.

In connection with the private placement transaction, the Company engaged Beaufort International Associates Limited (“Beaufort”), a UK registered broker-dealer as its placement agent, which engaged Nicquel Limited (“Nicquel”), a company incorporated in the British Virgin Islands, as a selling agent.  As consideration for services provided , the Company (i) paid Beaufort $56,605.00 and issued Beaufort three-year warrants to acquire 113,210 shares of Common Stock, at an exercise price of $0.60 per share, and (ii) issued Nicquel three-year warrants to acquire 851,360 shares of Common Stock, at an exercise price of $0.60 per share (collectively, the warrants issued to Beaufort and Nicquel are referred to as the “PA Warrants”).

The exercise price of the Warrants and PA Warrants is subject to customary adjustments provisions for stock splits, reverse stock splits, stock dividends and recapitalization.

In connection with the private placement and pursuant to the transaction agreements:

●
The Company agreed to file a registration statement covering the shares of common stock issuable upon exercise of the Warrants and the PA Warrants.  The Company is required to file the registration statement within 60 days following the final closing of the private placement and will use it commercially reasonable best efforts to effect the registration; and

●
Pursuant to the terms of a lock-up agreement, the Company’s officers and related parties of the officers agreed not to offer, sell, contract to sell, assign, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the shares of the Company’s common stock that such person owns, for a period of six (6) months following the final closing of the private placement, provided, however, such lock-up allows such persons to sell shares of common stock currently owned by such person and sold pursuant to Rule 144 of the Securities Act of 1933, as amended.

The Units were offered and sold to the Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Rule 903 of Regulation S of the Securities Act of 1933, as amended. Based on representations from the investors, the Company determined that the investors are not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act of 1933, and such investors acquired our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the investors understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act of 1933 or an applicable exemption therefrom.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 7.01       Regulation FD Disclosure.

On July 28, 2011, the Company issued a press release announcing the closing of the private placement.  A copy of the press release is furnished herewith as Exhibit 99.01.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

10.01	Form of Subscription Agreement, by and between Pegasi Energy Resources Corporation and the investors.

10.02	Form of Registration Rights Agreement, by and between Pegasi Energy Resources Corporation and the investors.

10.03	Form of Warrant issued to the investors and the placement agents.

10.04	Form of Lock-Up Agreement.

99.1	Pegasi Energy Resources Corporation press release, dated July 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASI ENERGY RESOURCES CORPORATION

Dated: August 2, 2011	By:	/s/ RICHARD LINDERMANIS
Richard Lindermanis
Chief Financial Officer

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